NORTHLAND ICE GEL INCORPORATED

                        Financial Statements (Unaudited)
                          Year Ended February 29, 2000
                          and Review Engagement Report

                            REVIEW ENGAGEMENT REPORT

To the Directors of
Cryopak Industries Inc.

We have reviewed the balance sheet of Northland Ice Gel Incorporated as at February 29, 2000 and the statements of income and retained earnings and of cash flows for the year then ended. Our review was made in accordance with generally accepted standards for review engagements and accordingly consisted primarily of enquiry, analytical procedures and discussion related to information supplied to us by the company.

A review does not constitute an audit and consequently we do not express an audit opinion on these financial statements.

Based on our review, nothing has come to our attention that causes us to believe that these financial statements are not, in all material respects, in accordance with generally accepted accounting principles.

Vancouver, B.C.
May 25, 2000

                         NORTHLAND ICE GEL INCORPORATED

                    Statement of Income and Retained Earnings

                                   (Unaudited)

                          Year Ended February 29, 2000



                                                                                      2000               1999
                                                                                      ----               ----
Sales                                                                                 $ 3,813,614       $ 2,429,647

Cost of Sales (Schedule)                                                                2,406,329         1,471,649
                                                                                        ---------         ---------

Gross Profit                                                                            1,407,285           957,998
                                                                                        ---------        ----------

Expenses

         Advertising                                                                       72,296            57,277
         Amortization                                                                       5,097             7,366
         Automobile                                                                        26,328            13,422
         Bad debts                                                                        (16,599)           61,384
         Commissions                                                                       82,088             2,361
         Insurance                                                                          6,762             7,931
         Interest and bank charges                                                         24,063            20,727
         Salaries
           Sales and administration                                                        60,000            45,000
           Management                                                                     224,000           165,500
         Bonuses                                                                          416,715           179,000
         Office                                                                            24,206            13,712
         Professional fees                                                                103,525            27,347
         Property taxes                                                                    16,524            27,333
         Rent                                                                              64,368            54,201
         Repairs and maintenance                                                            9,699            12,814
         Telephone and utilities                                                           33,469            27,207
         Tools and shop supplies                                                           29,133             9,134
         Travel                                                                            38,482            36,267
                                                                                      -----------        ----------

                                                                                        1,220,156           767,983
                                                                                        ---------        ----------

Income Before Income Taxes                                                                187,129           190,015

Income Taxes                                                                               39,240            43,969
                                                                                      -----------       -----------

Net Income For The Year                                                                   147,889           146,046

Retained Earnings, Beginning of Year                                                      278,218           167,172

Dividends Paid                                                                                -             (35,000)
                                                                                 ----------------       -----------

Retained Earnings, End of Year                                                       $    426,107      $    278,218
                                                                                       ==========        ==========


                         NORTHLAND ICE GEL INCORPORATED

                                  Balance Sheet

                                   (Unaudited)

                                February 29, 2000



                                                                                  2000                 1999
                                                                                  ----                 ----

ASSETS

Current

         Accounts receivable                                                      $    685,383         $ 384,886
         Inventory                                                                     202,454            41,268
         Prepaid expenses and deposits                                                  16,553             7,926
         Due from shareholders                                                             -              76,181
                                                                               ---------------          --------

                                                                                       904,390           510,261
Due from Northland Custom Packaging Inc. (Note 7)                                      226,845            91,761
Capital Assets (Note 3)                                                                242,442           247,420
                                                                                    ----------           -------

                                                                                   $ 1,373,677         $ 849,442
                                                                                     =========           =======

LIABILITIES

Current

         Bank indebtedness (Note 4)                                                $   212,912         $ 199,977
         Accounts payable and accrued liabilities                                      208,491           105,277
         Bonus payable                                                                 416,715           179,000
         Income taxes payable                                                              -              11,969
         Current portion of long-term debt (Note 5)                                     27,500            20,000
                                                                                   -----------          --------

                                                                                       865,618           516,223
Long-term Debt (Note 5)                                                                 74,583            55,000
Loans Payable - Shareholders                                                             7,368               -
                                                                                  ------------     -------------

                                                                                       947,569           571,223
                                                                                    ----------           -------

SHAREHOLDERS' EQUITY

Share Capital (Note 6)                                                                       1                 1

Retained Earnings                                                                      426,107           278,218
                                                                                    ----------           -------

                                                                                       426,108           278,219
                                                                                    ----------           -------

                                                                                   $ 1,373,677         $ 849,442

APPROVED BY THE BOARD

__________________________________Director

__________________________________Director

                         NORTHLAND ICE GEL INCORPORATED

                             Statement of Cash Flows

                                   (Unaudited)

                          Year Ended February 29, 2000



                                                                                     2000              1999
                                                                                     ----              ----
Cash Flows From (Used In) Operating Activities

         Net income for the year                                                     $ 147,889         $ 146,046
         Adjustment for amortization of capital assets                                  54,429            60,455
                                                                                      --------          --------

                                                                                       202,318           206,501
                                                                                       -------           -------
         Changes in non-cash working capital
           Increase in accounts receivable                                            (300,497)         (204,409)
           (Increase) decrease in inventory                                           (161,186)            7,098
           (Increase) decrease in income taxes recoverable                                               (11,969)  31,309
           (Increase) decrease in prepaid expenses and deposits                                           (8,627)  185
           (Increase) decrease in due from Northland Custom
             Packaging Inc.                                                           (135,084)            9,343
           Increase (decrease) in accounts payable                                     103,214           (22,648)
           Increase in bonus payable                                                   237,715           179,000
                                                                                       -------           -------

                                                                                      (276,434)             (122)
                                                                                       -------        ----------

         Cash flows (used in) from operating activities                                (74,116)          206,379
                                                                                      --------           -------

Cash Flows Used In Investing Activities

         Purchases of equipment, net                                                   (49,451)          (24,121)
                                                                                      --------          --------

         Cash flows (used in) investing activities                                     (49,451)          (24,121)
                                                                                      --------         ---------

Cash Flows From (Used In) Financing Activities

         Increase (decrease) in term loans                                              27,083           (20,000)
         Loans from (to) shareholders                                                   83,549           (80,114)
         Dividends paid                                                                    -             (35,000)
                                                                                 -------------           -------

         Cash flows from (used in) financing activities                                110,632          (135,114)
                                                                                       -------           -------

Net (Decrease) Increase in Cash                                                        (12,935)           47,144

Bank Indebtedness, Beginning of Year                                                  (199,977)         (247,121)
                                                                                       -------           -------

Bank Indebtedness, End of Year                                                       $(212,912)        $(199,977)
                                                                                       =======           =======


                         NORTHLAND ICE GEL INCORPORATED

                          Notes to Financial Statements

                                   (Unaudited)

                                February 29, 2000



1.       OPERATIONS

         The company was incorporated on February 9, 1988 under the laws of the Province of British Columbia and began operations in October 1989. The company's primary business includes the manufacturing of ice gel and gel products.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Cash Equivalents

         The company considers all highly liquid investments with original maturities of less than ninety days to be cash equivalents. Cash equivalents are recorded at cost, including accrued interest, which approximates market value.

         Financial Instruments

         The fair values of the financial instruments approximate their carrying value except as otherwise disclosed in the financial statements.

         Foreign Currency Translation

         Monetary items denominated in foreign currencies are translated into Canadian dollars using exchange rates in effect at the balance sheet date. All other assets and liabilities are translated at rates prevailing when the asset was acquired or liabilities incurred. Income and expense items are translated at the exchange rates in effect on the date of the transaction. Resulting exchange gains and losses are included in the determination of loss for the period.

         Revenue Recognition

         Revenue is recognized when an invoice is prepared.

         Income Taxes

         The company uses the deferred tax allocation method in accounting for income taxes.

         Inventory

         Inventory is valued at the lower of cost and net realizable value.

                         NORTHLAND ICE GEL INCORPORATED

                          Notes to Financial Statements

                                   (Unaudited)

                                February 29, 2000


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Capital Assets

         Capital assets are recorded at cost. Amortization has been provided over the estimated useful lives of the assets using the following method:

           Machinery and equipment                20%    Declining balance
           Office furniture and equipment         20%    Declining balance

         Assets acquired during the year are amortized at one-half the above rates.

3.       CAPITAL ASSETS

                                                                            2000                               1999
                                                                                Accumulated            Net Book     Net Book
                                                                    Cost        Amortization           Value        Value
           Machinery and equipment                                  $ 607,236   $ 387,246              $ 219,990    $ 223,996
           Office furniture and equipment                              39,792      17,340                 22,452       23,424
                                                                       ------      ------                 ------       ------

                                                                    $ 647,028   $ 404,586              $ 242,442    $ 247,420
                                                                      =======     =======                =======      =======

4.       BANK INDEBTEDNESS

                                                                                   2000               1999
                                                                                   ----               ----
           Cash                                                                    $    16,972        $   26,705
           Demand loan                                                                (233,884)         (226,682)
                                                                                       -------           -------

                                                                                   $  (216,912)       $ (199,977)
                                                                                       =======           =======

         Bank indebtedness is secured by an unlimited personal guarantee of a shareholder supported by a second mortgage, limited personal guarantee of $300,000 of another shareholder, security over personal property, equipment, fixtures and inventory.

                         NORTHLAND ICE GEL INCORPORATED

                          Notes to Financial Statements

                                   (Unaudited)

                                February 29, 2000



5.       LONG-TERM DEBT

                                                                                       2000              1999
         IWA and Community  Credit Union term loan,  secured by a charge against certain machinery and equipment,  a charge against personal property of one of the  shareholders,  an  assignment  of  accounts  receivable,  a limited  guarantee  of  $100,000  and  postponement  of  claim  by  the shareholders  and  affiliated  company and an  assignment of insurance, repayable  by  monthly  payments  of $1,667  plus  interest  calculated monthly at prime plus 1.5% per

         annum, due June 1, 2004                                                      $ 88,333          $ 75,000

         IWA and Community Credit Union term loan, secured by certain equipment repayable by monthly payments $625 plus interest calculated monthly at prime plus 1.5% per annum, due

         December 21, 2002                                                              13,750               -
                                                                                       -------      ------------

                                                                                       102,083            75,000
         Current portion                                                               (27,500)          (20,000)
                                                                                       -------            ------

                                                                                    $   74,583          $ 55,000
                                                                                      ========            ======


         The remaining principal payments for each of the next five years are as follows:

           2001            $  27,500
           2002               26,250
           2003               20,000
           2004               20,000
           2005                8,333
                             --------

                            $ 102,083

6.       SHARE CAPITAL

         Authorized

           10,000,000 common shares without par value
           10,000,000  Class A  preference  shares  with a par value of $0.00001 each 1,000,000 Class B preference shares with a par value of $0.01 each 1,000,000 Class C preference shares with a par value of $100.00 each

                         NORTHLAND ICE GEL INCORPORATED

                          Notes to Financial Statements

                                   (Unaudited)

                                February 29, 2000



6.       SHARE CAPITAL (continued)

         Issued and outstanding

                                                                                    Number of
                                                                                    Shares                Amount
                                                                                    ------                ------

         Common shares

           Balance, February 28, 1998 and 1999                                             100               $ 1
             Issued during year                                                        199,900                -
             Repurchased during the year                                               (91,324)               -
                                                                                       -------              ----

            Balance, February 29, 2000                                                 108,676                 1
                                                                                       =======               ---

         Class A preferred shares
           Balance, February 28, 1998 and 1999                                              -                 -
             Issued during the year                                                      1,000                -
                                                                                      --------              ----

           Balance, February 29, 2000                                                    1,000                -
                                                                                      ========              ----

         Total, February 29, 2000                                                                              1
                                                                                                             ===

         Stock Split

         During the year the company issued 199,900 common shares on the basis of one thousand shares for each common share held.

         Repurchase of Common Shares and Issuance of Preferred Shares

         During the year the company repurchased 91,324 common shares for cash of $0.90 and the issuance of 1,000 Class A preferred shares. The Class A preferred shares are non-voting, not entitled to dividends, retractable and redeemable at any time , by the company only, at a price equal to $1,000 per share.

                         NORTHLAND ICE GEL INCORPORATED

                          Notes to Financial Statements

                                   (Unaudited)

                                February 29, 2000



7.       RELATED PARTY TRANSACTIONS

          The company  received  the  following  amounts from  Northland  Custom
          Packaging   Inc.   (N.C.P.)  A  company  owned  100%  by  one  of  the
          shareholders of the company:

                                                                                        2000              1999
                                                                                        ----              ----
  Rent                                                                              $   20,370          $ 30,000
           Machinery                                                                    24,000            24,000
           Administration                                                               12,000            24,000
           Labour                                                                      435,132            89,713
           Supplies                                                                     20,495             3,633
  Taxes                                                                                 40,502            40,502
                                                                                      --------           -------

                                                                                     $ 552,499         $ 211,848
                                                                                       =======           =======

     The amount due from N.C.P. is without interest or fixed terms of repayment.

         The above amounts represent intercompany billings for cost recovery for expenses the company paid on behalf of N.C.P. and have been netted with the appropriate expense accounts in these financial statements.

8.       LEASE COMMITMENT

         The company's lease for its office and warehouse space which expires January 31, 2005 requires minimum annual payments of $132,230 from February 1, 2000 to July 31, 2002 and $137,693 from August 1, 2002 to January 31, 2005, plus operating costs.

9.       COMPARATIVE FIGURES

         The prior year's figures were prepared by another firm of chartered accountants without audit or review.

         Certain of the prior year's figures were reclassified for comparative purposes.

                         NORTHLAND ICE GEL INCORPORATED

                            Schedule of Cost of Sales

                                   (Unaudited)

                          Year Ended February 29, 2000


                                                                                      2000               1999
                                                                                      ----               ----

Inventory, Beginning of Year                                                      $     41,268      $     48,367

Purchases                                                                            1,955,147           961,302
                                                                                     ---------        ----------

                                                                                     1,996,415         1,009,669
Less Inventory, End of Year                                                            202,454            41,268
                                                                                    ----------        ----------

                                                                                     1,793,961           968,401

Amortization                                                                                              49,332   53,089
Repairs and maintenance                                                                 33,192            19,267
Utilities                                                                               26,519            12,555
Wages and benefits                                                                     503,325           418,337
                                                                                    ----------          --------

Cost of Sales                                                                                        $ 2,406,329   $ 1,471,649
                                                                                                       =========     =========
